UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 2) of CSG Systems International, Inc. (“CSG”) amends and supplements the Current Report on Form 8-K (the “Form 8-K”) that was filed with the Securities and Exchange Commission (“SEC”) on November 20, 2007, and the Current Report on Form 8-K/A (Amendment No. 1) that was filed with the SEC on December 11, 2007, both under Items 5.02 and 9.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2007, CSG’s Board of Directors made certain changes to CSG’s executive management team and Board of Directors, as outlined in the Current Report on Form 8-K filed on November 20, 2007.

As part of these changes, effective December 29, 2007, Peter E. Kalan, CSG’s then-current Executive Vice President of Business and Corporate Development, became the CEO and President of CSG. At the time the Current Report on Form 8-K filed November 20, 2007 was filed with the SEC, an amendment to Mr. Kalan’s employment agreement was expected but had not yet been executed.

On February 22, 2008, an amendment to Mr. Kalan’s employment agreement was executed to: (i) amend Mr. Kalan’s job title; (ii) modify language regarding Mr. Kalan’s base salary; and (iii) increase Mr. Kalan’s severance benefits if he is terminated without cause prior to a change of control. A copy of the Fourth Amendment to Employment Agreement with Peter E. Kalan, dated February 22, 2008 is attached hereto as Exhibit 10.48D and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.48D	Fourth Amendment to Employment Agreement with Peter E. Kalan, dated February 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2008

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese, Chief Financial Officer and Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K/A (Amendment No. 2)

Exhibit Index

10.48D	Fourth Amendment to Employment Agreement with Peter E. Kalan, dated February 22, 2008

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